Exhibit 10.7

                              REINSURANCE AGREEMENT

                       (herein referred to as "Agreement")

                                     Between

                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

                               New York, New York

                  (herein referred to as "Allianz Life of NY")

                                       And

                                 MDNY HEALTHCARE

                               Melville, New York

                         (herein referred to as "Plan")

                         EFFECTIVE DATE: January 1, 2006

                     REINSURANCE AGREEMENT NUMBER 17055-036

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                                TABLE OF CONTENTS
TITLE                                                                   ARTICLE
Reinsurance Coverage                                                       1
Schedule                                                                   2
Definitions                                                                3
Reinsurance Premium                                                        4
Additional Limitations                                                     5
Notice of Claims and Reimbursement                                         6
Reports, Records and Audits                                                7
Effective Date, Duration and Termination                                   8
General Provisions                                                         9

                                    ARTICLE I

                              Reinsurance Coverage

1.1 Insuring Clause. The Plan will cede to Allianz Life of NY and Allianz Life of NY will reinsure the Percentage Payable of Eligible Expenses Incurred per Member per Contract Year that exceed the applicable Attachment Point, up to any applicable maximums for specified Lines of Business, subject to all the terms of this Agreement. When applicable, reimbursement is based on the situs of Plan and/or the date the Eligible Expenses were Incurred

1.2 Carryforward: Eligible Expenses may include expenses Incurred by a Member in the last 31 days of an Agreement issued to the Plan by Allianz Life of NY immediately preceding this Agreement if the applicable Attachment Point was not reached with respect to that Member under that preceding Agreement.


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-------------------------------------------------
Line(s) of Business
-------------------------------------------------
I Commercial HMO                        $0.66
-------------------------------------------------
I Commercial POS                        $1.07
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ATTACHMENT POINT(S) PER MEMBER:
-------------------------------------------------
Line(s) of Business
-------------------------------------------------
Commercial HMO                          $150,000
-------------------------------------------------
Commercial P05                          $150,000
-------------------------------------------------

                                    Schedule

                                    ARTICLE 2

2.1   LINE(S) OF BUSINESS:

      A.    Commercial HMO

      B.    Commercial Point of Service (P05), in and out of network

      Self-funded employees are not covered under this Agreement, unless they are employees for which the Plan has risk, and they are specifically listed above as a Line(s) of Business.

2.2   MONTHLY PREMIUM PER MEMBER:

2.3

      If a Member undergoes a Transplant in the LifeTrac Network, his/her Attachment Point is $125,000 for all Eligible Expenses in the Contract Year in which the Transplant takes place.

      If a Member underwent a Transplant in the LifeTrac Network in the last 31 days of the Agreement issued to Plan by Allianz Life of NY immediately preceding this Agreement and the applicable Attachment Point was not reached under that Agreement, his/her Attachment Point under this Agreement is $125,000.

      See attached Eligible Expense Matrix(ces) for Eligible Expenses.

2.4   INDIVIDUAL LIFETIME MAXIMUM ALLOWABLE                   $1,000,000

--------------------------------------------------------------------------------
2.5   PERCENTAGES PAYABLE
--------------------------------------------------------------------------------
A.    COVERED ACUTE CARE 90%

      1) Transplants during the Transplant Confinement and Transplant       90%
         Acquisition Expenses will be reimbursed at Care provided outside the Transplant Confinement will be reimbursed at the percentages shown below.


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--------------------------------------------------------------------------------
      2) All other Covered Acute Care:                                      90%
         a. If paid at a Fixed Fee                                          80%
         b. If paid on any other basis                                      90%
--------------------------------------------------------------------------------
B.    ALL OTHER ELIGIBLE EXPENSES
--------------------------------------------------------------------------------

      The proportionate share of Eligible Expenses applicable to each percentage payable as part of the total Eligible Expenses are amounts over the applicable Attachment Point multiplied by each percentage payable.


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

Covered Acute Care -- Network         $2,500
Facilities Network Facilities:
-------------------------------------------------------------
Non-Network Facilities:               $5,000
per day
-------------------------------------------------------------
The ADM limits do not apply to Eligible Expenses that are:
-------------------------------------------------------------
Incurred during the Transplant Confinement for Transplants:
o     In the LifeTrac Network
o     Paid at a Fixed Fee
-------------------------------------------------------------
For:
o     Emergency Out-of-Area Care
o     Anesthesia and operating room expenses
-------------------------------------------------------------

2.6 ELIGIBLE EXPENSE LIMITATIONS PER MEMBER: Eligible Expenses are limited to the lesser of:

      A. the billed charges (unless the health care provider is referenced in a Limitations section below); or

      B.    the amount paid by the Plan; or

      C.    any other limits shown in this Agreement.

2.7   COVERED ACUTE CARE:

Eligible Expense Limitations for Covered Acute Care Maximum (ADM):

          Averaqe Daily Maximum
is also limited to the following Average Daily

Brookhaven Memorial Hospital Medical Center
Good Samaritan Hospital Medical Center
Mercy Medical Center
Peconic Health System-Southampton Hospital,
Eastern Long Island Hospital and Central
Suffolk Hospital
St. Charles Hospital and Rehab Center
St. Francis Hospital
St. Catherine's ofr Siena Medical Center
St. John's Episcopal Hospital
Long Island Jewish Medical Center
John T. Mather Memorial Hospital
Peninsula Hospital Center
North Shore University Hospital at Manhasset and Syosset
North Shore University Hospital at Glen Cove
North Shore University Hospital at Plainview
Huntington Hospital
Stony Brook University Hospital
New Island Hospital
North Shore University Hospital
Franklin Hospital
Southside Hospital
Staten Island University
South Nassau Community
Winthrop University Hospital
Nassau University Medical Center


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

                                    ARTICLE 3

                                   Definitions

3.1 AMBULANCE: Transportation for an emergency or from one Facility to another Facility.

3.2 AVERAGE DAILY MAXIMUM ("ADM'): The average expense per day for each period of continuous confinement for Covered Acute Care during the Contract Year.

3.3 BLOOD PRODUCTS: Blood products, including blood clotting factors, derived from blood or recombinant (synthetic) sources and used to treat serious conditions, including blood clotting disorders. Blood clotting factors include, but are not limited to, Factor VIla (recombinant), Factor VIII (human, porcine, recombinant), Factor IX (nonrecombinant and recombinant), and von Willebrand Factor.

3.4 CAPITATED SERVICE(S): Services performed for a Member by a health care provider with whom the Plan has a contract, directly or indirectly, and where the contract transfers from the Plan the entire risk (without any stop loss or other risk retention by the Plan) that the service may generate a cost greater than the capitation payment.

3.5 CHEMOTHERAPY: Chemotherapy drugs (as indicated in HCPCS book for codes J9000-J9999 or any replacement codes or an equivalent NDC code) and any medications used to treat cancer or the side effects of chemotherapy.

3.6 CONTRACT YEAR: The period that begins on the Effective Date and ends upon the earlier of 12 months beyond the Effective Date or the termination of this Agreement.

3.7 COVERED ACUTE CARE: The subset of medically necessary services and supplies for treatment of a Member for the period where:

      A.    The Member is a registered inpatient in a Facility; and

      B. The Member is receiving daily evaluation and treatment from a licensed physician or registered nurse under the supervision of a licensed physician; and

      C. Allianz Life of NY determines, using reasonable guidelines, that the Member's care:

            1) would qualify for inpatient hospital acute medical care (medical, surgical, intensive care units); and

            2) is not care solely for intensive, acute, or other rehabilitation.

      Covered Acute Care does not include Professional Care but does include the infusion of bone marrow or peripheral blood stem cells in an outpatient setting during a Transplant Confinement.

3.8 CUSTODIAL CARE: Services and supplies provided to a Member that are for maintenance, not mainly rehabilitative or restorative, or mainly to assist in the activities of daily living (such as help in eating, getting out of bed, bathing, dressing, toileting, or taking drugs).

3.9 DIALYSIS: Process by which toxic substances are removed from the blood artificially when the kidneys have failed (renal failure).

3.10 DURABLE MEDICAL EQUIPMENT ("DME"): Medical equipment ordered by a health care provider


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

      including, but not limited to, orthotics, prosthetics, or implants.

3.11 ELIGIBLE EXPENSE(S): Expenses for health care services and supplies provided to a Member that are Incurred during the Contract Year and are:

      A. Covered by the Membership Service Agreement as the responsibility of the Plan to provide to a Member; and

      B. Shown on the attached Eligible Expenses Matrix(ces) as an Eligible Expense under this Agreement; and

      C. Performed by a Plan participating provider; or performed by a nonparticipating provider utilized (1) due to a referral by the Plan, (2) due to an emergency, (3) due to the Member being inpatient confined on the date they became a Member, or (4) through the out-of-network benefit of a P05 product; and

      D.    Not excluded under this Agreement.

3.12  ELIGIBLE EXPENSE MATRIX(CES): The attached forms listing:

      A. Which services and supplies meet part B of the definition of Eligible Expense, and which do not; and

      B. Which services and supplies apply to each Attachment Point, if this Agreement has more than one Attachment Point.

3.13 EMERGENCY OUT-OF-AREA CARE: Eligible Expenses provided to a Member, that due to an emergency, are provided outside the Plan's service area. An emergency exists when there is a sudden onset of illness or accidental injury occurring while the Member is outside the service area of the Plan:

      A. Requiring such immediate treatment that the life or health of the Member might be jeopardized if taken to a hospital, physician or surgeon within the service area; or

      B.    When the Member is incapable of making the decision on treatment

      For Emergency Out-of-Area Care to be eligible for coverage, the Member must reside in the Plan's service area for at least seven (7) months of each year and return to the service area as soon as medically stable and authorized for transfer.

3.14 FACILITY(IES): Any hospital, specialized medical institution, skilled nursing facility or rehabilitation facility, that bills for its services and supplies on form CMS-1450 or any form that replaces this form.

3.15 FIXED FEE: The per diem or per case rate the Plan paid a Facility for health care services and supplies. Fixed Fee excludes:

      A. The per diem or per case rate if the entire payment reverted to a discounted rate once an outlier or stop loss level was reached; or

      B. Any amounts that exceeded an outlier or stop loss level that the Plan paid at a discounted rate; or

      C.    Any payment that included billed charges as part of its calculation.

3.16 HOME HEALTH CARE: The subset of medically necessary health care services and supplies that are mainly rehabilitative or restorative in nature and are for treatment of a Member in a home setting. Home Health Care does not include Custodial Care.

3.17 INCURRED: The date the services or supplies to which the expense relates are provided.


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

3.18 INDIVIDUAL LIFETIME MAXIMUM ALLOWABLE: The maximum Eligible Expense allowed by Allianz Life of NY prior to application of the Attachment Point, Percentage Payable and any Limits. This maximum is per Member combined for this Agreement and all Agreements issued to Plan by Allianz Life of NY previous to this Agreement, as indicated by the amount specified in the Schedule.

3.19 INJECTABLES: Drugs other than oral medications (as indicated in HCPCS book for codes J0001-J8999 and Q codes or any replacement codes or any NDC equivalent codes) for non-chemotherapy medications, excluding clotting factors (J7190-J7199) and Blood Products.

3.20 LIFETRAC NETWORK: Transplant programs negotiated by Allianz Life Insurance Company of North America and listed on www.lifetracnetwork.com.

3.21 LIFETRAC TRAVEL EXPENSE: Commercial transportation to and from the site of a Transplant and lodging and meals costs of the Member receiving the Transplant and his/her companions, when the Member resides more than 50 miles from the Transplant site and when the Member receives a Transplant during the Contract Year in the LifeTrac Network.

3.22  MATERIAL CHANGE:

      A. A change or combination of changes in a Membership Service Agreement, provider reimbursement levels, number of Members in a Line of Business increases or decreases, or the Plan's service area, that Allianz Life of NY determines would increase expected aggregate reinsurance claims 5% or more; or

      B. The Plan acquires the assets of another company or foundation or merges with or comes under control of another person, company or foundation; or

      C. Any change in senior operating management, any fundamental change in its management service contract, or any change in majority ownership of the Plan.

      Material Changes require notification (Article 7), and may be excluded (Article 5) or result in premium changes (Article 4) or termination (Article 8).

3.23 MEMBER: A person or dependent enrolled by the Plan and eligible to receive services under a Membership Service Agreement.

3.24 MEMBERSHIP SERVICE AGREEMENT(S): Those contractual agreements between the Plan and its Members for those specified Lines of Business listed in
      Article 2, that are made a part of this Agreement.

3.25 OUTPATIENT CARE: Services and supplies provided by a Facility to a Member who is not a registered inpatient in that Facility.

3.26 PHARMACEUTICALS: Blood Products, Chemotherapy, Injectables, and prescription medications dispensed by a retail pharmacy.

3.27 PROFESSIONAL CARE: Services and supplies, including medical, surgical, diagnostic, therapeutic, and preventative services provided to a Member by any health care professional, paraprofessional or facility that bills on a form CMS-1500 or on a form CMS-1450 (for revenue codes 960--989), or any form that replaces these forms. Professional Care does not include Home Health Care.

3.28 SUB-ACUTE CARE: The subset of medically necessary health care services and supplies that are mainly rehabilitative or restorative in nature and are for treatment of a Member when the Member is a registered inpatient in a Facility. Sub-Acute Care does not include Custodial Care or Professional Care.

3.29 TRANSPLANT: A surgical procedure in which a dysfunctional organ is replaced by a functional human organ from either a deceased or living donor or the infusion of bone marrow or peripheral blood stem cells to reconstitute the immune system following preparative regimens of chemotherapy administered to treat disease.


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

3.30 TRANSPLANT ACQUISITION EXPENSE: Search fees and expenses to remove (from either a deceased or living donor), preserve, and transport a donated organ, bone marrow, or peripheral stem cells.

3.31 TRANSPLANT CASE RATE: The rate that is negotiated for a Transplant for a defined number of days. When per diem outliers until discharge are negotiated, the Transplant Case Rate will include such per diem outliers.

3.32 TRANSPLANT CONFINEMENT: The period of time for which the Transplant Case Rate applies or, if there is no Transplant Case Rate, the period of time that begins one day prior to the Transplant and ends upon hospital discharge or on the date of the Transplant and ends 40 days later for outpatient bone marrow and peripheral stem cell transplants.

                                    ARTICLE 4

                              Reinsurance Premiums

4.1 Premium Rate, The reinsurance premium payable each month is the amount per Member listed in Article 2, times the number of Members enrolled in the Plan for that month for each of the specified Lines of Business listed in
      Article 2.

4.2 Due Date. Premium is due to Allianz Life of NY at its office in New York, New York on the first day of each month of the Contract Year.

4.3 Grace Period. There is a grace period of 30 days after the due date to pay the premium. If premium is not paid before the end of the grace period, this Agreement automatically terminates as of the end of the period for which premium has been received.

4.4 Reinstatement. Allianz Life of NY may, at its discretion, reinstate this Agreement upon receipt of premium after the grace period. The parties agree that past reinstatements create no right or presumption of future reinstatement.

4.5 Signed Statement. Each premium payment must be accompanied by a statement signed by an authorized representative of the Plan as to the number of Members in each of the specified Lines of Business listed in Article 2, and any adjustments from previous statements.

4.6 Premium Rate Change, Allianz Life of NY may change premium as of the date of any Material Change if Allianz Life of NY notifies the Plan of the change in premium within 30 days of Allianz Life of NY being notified of the Material Change.


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

                                    ARTICLE 5

                             Additional Limitations

5.1 Obligations. This is an Agreement solely between and solely benefiting the Plan and Allianz Life of NY. The parties intend no benefit by this Agreement to creditors, Members, or health care providers. The Plan is responsible for all health care and health care expenses for Members. Allianz Life of NY has no obligation to provide any service or payment, directly or indirectly, to anyone but the Plan.

5.2 Coordination of Benefits/Subrogation. If the Plan receives or will receive any payment or reduction in expense by reason of a coordination of benefits provision in the Membership Service Agreement or by any right of subrogation, that payment or reduction is a reduction in Eligible Expenses. If Allianz Life of NY has already paid a claim that included these Eligible Expenses, the Plan will reimburse Allianz Life of NY the amount of this reduction.

5.3 Multiple Policies. If Plan has another Agreement insuring the same risk assumed under this Agreement for these same Lines of Business, Allianz Life of NY will pay only the pro rata portion of the amount otherwise payable under this Agreement, subject to the Agreement maximums and limitations.

5.4 Additional Limitations. Allianz Life of NY is not liable to the Plan, and the Plan will hold harmless and indemnify Allianz Life of NY, for the following:

      A. Amounts in excess of the maximums set forth in this Agreement or limitations shown in the Schedule.

      B. Professional liability or liability for any act or omission, tortious or otherwise, in connection with any services for any person or group of persons by the Plan or any group, entity, or person employed by or contracted with the Plan.

      C. Extracontractual damages or liability of the Plan in excess of Plans Membership Service Agreements.

      D.    Medical expenses due to declared or undeclared war.

      E. Expenses that the Plan has not paid or Capitated Services unless listed under specified Lines of Business in Article 2.

      F. Additional liability of Allianz Life of NY caused by a Material Change, unless Allianz Life of NY expressly accepts the Material Change.

      G. Expenses for an illness or injury for which the Member is eligible for benefits from, or receives benefits from, a workers compensation, occupational disease, or similar government law.

      H. Liabilities, expenses, or losses that are based upon any noncompliance or violation of any Federal or State statute, rule, or regulation by the Plan.

      I. Treatment, services or supplies that are listed as `Not Covered' on the attached Eligible Expense Matrix(ces).

      J. Any liability arising from any benefit denial or restriction made by the Plan, or arising from any product design or advertising of the Plan.

                                    ARTICLE 6

                       Notice of Claims and Reimbursement

6.1 Written Notice of Claim. The Plan will give Allianz Life of NY timely written notice of any claim or potential reinsurance claims (those exceeding or expected to exceed 75% of the applicable Attachment Point) within 30 days of the Plan's knowledge of such claims. The Plan will also submit a monthly update to Allianz Life of NY of changes to potential reinsurance claims.

6.2   Loss of Coverage. There is no reinsurance of an Eligible Expense when:

      A. Allianz Life of NY does not receive a completed "Report of Large Claim" form or other form designated by or acceptable to Allianz Life of NY related to the Eligible Expense, prior to 12 months after the end of the Contract Year; and

      B. Allianz Life of NY does not receive the following information related to the Eligible Expenses prior to 24 months after the end of the Contract Year:

            1)    a completed claim form; and

            2)    proof of eligibility; and

            3) a claim detail report (for the required fields of information, contact your claim representative).

            However, this limitation does not apply to Eligible Expenses if prior to 24 months after the end of the Contract Year the Plan has in writing pursued a right by coordination of benefits, subrogation or otherwise to recover or reduce such expenses, and has notified Allianz Life of NY of such action.

6.3 Claim Forms. Allianz Life of NY will furnish Plan with a supply of claim forms initially, and upon request of the Plan.


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

                                    ARTICLE 7

                           Reports, Records and Audits

7.1 Notice of Material Change. The Plan will give written notice to Allianz Life of NY of any Material Change no later than 30 days after the Material Change.

7.2 Notice of Supervision by the State. If the Plan is placed under supervision by the state, the Plan will give written notice to Allianz Life of NY within 15 days.

7.3 Enrollment. The Plan will keep a record of the monthly enrollment of Members covered by its Membership Service Agreements and the Eligible Expenses for each Member while covered under this Agreement. Such record will be kept during the time this Agreement is in effect and for a three
      (3) year period after its termination date or for the period during which claims are pending, whichever is longer.

7.4 Books and Records. The Plan's books, records, and Membership Service Agreements will be made available to Allianz Life of NY for inspection and audit at any time during normal business hours while this Agreement is in effect and for a three (3) year period after its termination date or for the period during which claims are pending, whichever is longer.

7.5 Notice of Investigation. The Plan will give written notice to Allianz Life of NY of any investigation or request for information of a material nature (not including routine reports and requests), by a regulatory agency regarding the conduct of the Plan. Such written notice must be provided by the Plan to Allianz Life of NY within 30 days following the date the Plan receives notice, written or otherwise, of such investigation or request.


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

                                    ARTICLE 8

                    Effective Date, Duration and Termination

8.1 Effective Date. This Agreement is effective on the date indicated on the face page.

8.2   Termination. This Agreement terminates on the earliest of the following:

      A. Nonpayment of premium as set forth in the Reinsurance Premium provisions.

      B. The date a petition is made for a declaration of receivership or rehabilitation of a party, or the date a party ceases operations.

      C. The date of a Material Change if Allianz Life of NY notifies the Plan of termination for this reason within 30 days of Allianz Life of NY being notified of the Material Change.

      D.    The end of the Contract Year.

      E. Upon the date of a material breach of this Agreement. The party terminating for this reason must give the other party notice of the actions or inactions that constitute the breach and 5 business days to cure the breach to the satisfaction of the notifying party.

8.3 Termination of Rights. Termination of this Agreement does not affect the rights and liabilities of the Plan or Allianz Life of NY arising during any period when this Agreement was in effect. However, this does not extend liability of Allianz Life of NY for expenses that are Incurred after the termination of this Agreement.

8.4 Insolvency. In the event of the insolvency of the Plan all Reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the Plan, on the basis of the liability of Plan in this Agreement without diminution due to the insolvency of the Plan.


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

                                    ARTICLE 9

                               General Provisions

9.1 Entire Agreement. This document, any attached endorsements, the Eligible Expense Matrix(ces), any Disclosure Statement and any documents incorporated by reference constitute the entire Agreement between the Plan and Allianz Life of NY.

9.2 Misstated Data. If information material to the underwriting of the Agreement is misstated or omitted, Allianz Life of NY may retroactively adjust the premiums or coverage in accordance with the correct data.

9.3 Agreement Changes. This Agreement may be amended by mutual written consent of officers of the Plan and Allianz Life of NY.

9.4 Assignment. This Agreement and any amounts payable under this Agreement are not assignable.

9.5 Waiver. Waiver of any provision of this Agreement is not a waiver of that provision or other provisions at a later date.

9.6 Right of Offset. Amounts owed by the parties to each other, with respect to this Agreement may be offset and then only the balance will be owed. The right of offset will not be affected or diminished because of the insolvency of either party.

9.7 Clerical Error. If either party fails to comply with a provision of this Agreement because of an error, the underlying status of this Agreement will not be changed so long as the error is rectified as soon as possible after discovery. Then both parties will be restored to the position they would have occupied had such error not occurred. An error is an inadvertent clerical mistake. It does not include errors in judgment, errors that expand the definition of Membership Service Agreement or reduce the effect of the limits in this Agreement, negligent acts, and repetitive errors in administration, or other errors. Neither party may invoke a right to rectify its error after 12 months after the end of the Contract Year.

9.8   Personal Information. Confidentiality:

      A. Personal Information means nonpublic personal information as described in Title V of the Gramm Leach Bliley Act and protected health information as described in privacy regulations of the Department of Health and Human Service (HHS) that may be identified with a Member and that Allianz Life of NY obtains.

      B. Allianz Life of NY may use Personal Information to underwrite and perform terms of this Agreement and in other ways permitted by applicable privacy laws. Allianz Life of NY will:

            1)    use safeguards to prevent nonpermitted use or disclosure; and

            2) restrict access to only those employees involved in the permitted uses; and

            3) report to the Plan any nonpermitted use or disclosure of which it becomes aware; and

            4) make Personal Information and related records available as described in privacy regulations of HHS.

            Allianz Life of NY may disclose Personal Information to a person assisting in permitted uses if that person agrees in writing to be bound to terms similar to Article 9.8.

      C.    Article 9.8 does not apply if:

            1) the Personal Information is available to the public other than as a result of any disclosure by Allianz Life of NY or its representatives; or

            2) the Personal Information was available to Allianz Life of NY or its representatives on a nonconfidential basis before it was obtained for uses permitted in Article 9.8; or

            3)    the Plan and the Member consent in writing to the disclosure;
                  or

            4)    the law requires disclosure.

      D. Allianz Life of NY will destroy Personal Information, if feasible, after seven years after this Agreement terminates.

      E. Allianz Life of NY agrees that money may be an inadequate remedy for a breach of Article 9.8 and agrees to not object to an injunction for this breach.

9.9 Binding Arbitration. If any dispute arises out of or relates to this Agreement or its breach, termination or validity, the parties agree that first, senior management will try in good faith to settle the dispute. If they do not reach a solution within 90 days, the dispute will be settled by arbitration administered by the American Arbitration Association (AM") according to its Commercial Arbitration Rules. The parties will each pay the costs of its counsel, witnesses, experts and proofs. The parties will share the cost of the arbitration administration. The arbitrator may award specific performance, rescission, or monetary damages in an amount that does not include punitive or other damages in excess of contractual damages.

9.10 LifeTrac Network. Plan understands that should a Member access the LifeTrac Network for a Transplant, Plan is responsible for the payment of any Eligible Expenses related to that Transplant. Plan further understands that he/she must comply with the terms and conditions under which the Member may access the LifeTrac Network, as provided to Plan at the time of the Member's referral to the LifeTrac Network.

As of January 1, 2006, all the promises, terms and conditions of this Agreement will supersede those of Reinsurance Agreement Number 17055-036, dated January 1,2005.

This Agreement will automatically terminate at the end of the Contract Year (Article 8).

IN WITNESS WHEREOF, the Plan and Allianz Life of NY have, by their respective officers, executed and delivered this Agreement, in duplicate effective from the date set out on the face page of this Agreement.

                                 MDNY HEALTHCARE

Dated:                             By:

Attest: __________ Title:


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                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Dated: __________ By:

Attest:           Title:


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

Endorsement of Reinsurance Agreement Number 17055-036 ("Agreement") between Allianz Life Insurance Company of New York ("Allianz Life of NY") and MDNY Healthcare ("Plan").

The following provision is hereby made a part of the Agreement between Allianz Life of NY and Plan:

                        Out of Area Conversion Provision

      Allianz Life of NY or a carrier on its behalf will issue conversion coverage to Members, without evidence of insurability, other than Members who are Medicaid or Title XVIII Medicare enrollees, who apply for conversion coverage within 30 days of termination due to moving out of the service area. The conversion coverage will be that which is customarily issued by the insurer providing the coverage at its then current rates and of the type it has available for conversion.

Except as herein stated, all terms and conditions of the Agreement remain unchanged. The Effective Date of this Endorsement is January 1, 2006.

Dated:                                    MDNY HEALTHCARE
_____________ By:
                                          Title:

Dated:             ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

_____________ By:

                                          Title:


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